Exhibit 99.1

Investor Relations

Jeff Kupp

Microtune, Inc.

972-673-1610

ir@microtune.com

MICROTUNE ANNOUNCES THIRD QUARTER 2008 FINANCIAL RESULTS

Achieves Record Quarterly Revenue

Q3 Net Revenue of $ 31.9 Million; EPS of $0.06 GAAP and $0.08 Non-GAAP

PLANO, TX, OCTOBER 23, 2008 – Microtune®, Inc. (NASDAQ: TUNE) today reported preliminary unaudited financial results for the third quarter and nine months ended September 30, 2008.

Net revenue for the quarter ended September 30, 2008 was $31.9 million, a 34% increase compared to net revenue of $23.8 million for the third quarter of 2007, and a 20% increase compared to net revenue of $26.6 million for the second quarter of 2008. Net revenue for the nine months ended September 30, 2008 was $84.0 million, a 23% increase compared to net revenue of $68.4 million for the nine months ended September 30, 2007. Third quarter 2008 revenue of $31.9 million included $5.8 million from the short-term digital TV coupon-eligible converter box (CECB) opportunity.

On a generally accepted accounting principles (GAAP) basis, net income per diluted share was $0.06 and $0.10 for the third quarter and first three quarters of 2008, respectively. Non-GAAP net income per diluted share was $0.08 and $0.16 for the third quarter and first three quarters of 2008, respectively. A reconciliation of this and other non-GAAP financial measures to the most directly comparable GAAP financial measures can be found in the tables attached to this press release.

“Microtune achieved the highest recorded quarterly revenue in the Company’s history, built on our core cable and automotive markets and significant penetration in the Digital TV converter box market. While the converter box opportunity is short-term, our success reflects our ability to ramp our operations quickly to respond to Digital TV market opportunities and is an important stepping stone to the broader Digital TV market,” said James A. Fontaine, Microtune President and CEO. “We believe that our competitive products, based on our leading technology and brand, combined with our healthy balance sheet and strong cash position, enable us to navigate through a challenging macroeconomic environment.”

-MORE-

ADDITIONAL FINANCIAL HIGHLIGHTS

•	Q308 gross margin percentage of 48.4%, which included some negative impact from lower CECB gross margins;

•	Q308 net margins of 10% GAAP and 14% non-GAAP;

•

Reduced common stock outstanding through repurchases of 676,000 shares ($2.4 million cost) during the third quarter of 2008 for a total of 1,604,000 shares ($6.1 million cost) since the inception of the program in April 2008;

•	Cash and cash equivalents of $82.2 million at September 30, 2008.

Through September 30, 2008, Microtune has shipped a cumulative total of 112.8 million silicon TV tuner chips.

FINANCIAL OUTLOOK/GUIDANCE

•	Fourth quarter 2008 net revenue is expected to be in the range of $24.5 to $26.5 million, including approximately $2.0 million related to the CECB opportunity;

•	Gross margin percentage is expected to be in the range of 49% to 50% for the fourth quarter of 2008;

•

Full year 2008 non-GAAP R&D expenses are expected to be $24.6 to $25.1 million, representing a full year growth rate of 16% to 18% (R&D expenses can vary significantly quarter-to-quarter due to the timing of wafer fabrication tape-outs);

•	Full year 2008 non-GAAP SG&A expenses are expected to be $18.9 to $19.3 million, representing a full year growth rate of 2% to 4%;

•	Interest income is expected to be in the range of $350,000 to $380,000 for the fourth quarter of 2008, excluding the impact of any possible additional share repurchases;

•	Income tax expense is expected to be in the range of $110,000 to $160,000 for the fourth quarter of 2008, driven primarily by withholding taxes, alternative minimum taxes and foreign taxes.

CONFERENCE CALL

As previously announced, Microtune will hold an investors’ conference call today, Thursday, October 23, 2008, at 4:00 P.M. Central Time/5:00 P.M. Eastern Time to discuss the Company’s third quarter 2008 financial results and its outlook for the future.

-MORE-

To participate in the call, interested parties may dial 612-234-9960 (Pass Code: “Earnings”). Alternatively, interested parties may also listen to the conference call on the Internet by accessing the Company’s website: www.microtune.com. A replay of the conference call will be available until November 6, 2008 via the Company’s website or by dialing 320-365-3844 (Access code: 963549).

NOTIFICATIONS

Included in this press release are Microtune’s unaudited Consolidated Balance Sheets as of September 30, 2008 and December 31, 2007, respectively; its unaudited Consolidated Statements of Operations for the three and nine months ended September 30, 2008 and 2007, respectively; its unaudited Consolidated Statements of Cash Flows for the nine months ended September 30, 2008 and 2007, respectively; and certain unaudited Additional Financial Information. This financial information should be read in conjunction with the information contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2007, the Company’s Quarterly Reports on Form 10-Q for the first and second quarter of 2008, and the Company’s Quarterly Report on Form 10-Q for the third quarter of 2008, expected to be filed on or about October 23, 2008.

Also included in this release are certain non-GAAP financial measures, including non-GAAP net income; non-GAAP net income per diluted share; shares used in non-GAAP net income per diluted share calculations; non-GAAP research and development (R&D) expenses; and non-GAAP selling, general and administrative expenses (SG&A). These non-GAAP financial measures do not represent alternative financial measures under GAAP. In addition, these non-GAAP financial measures may be different from non-GAAP financial measures used by other companies. Furthermore, these non-GAAP financial measures do not reflect a comprehensive view of Microtune’s operations in accordance with GAAP and should only be read in conjunction with the corresponding GAAP financial measures. This information constitutes non-GAAP financial measures within the meaning of Regulation G adopted by the U.S. Securities and Exchange Commission. Accordingly, Microtune has presented herein, and will present in other information it publishes that contains these non-GAAP financial measures, a reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measures.

Microtune believes the presentation of non-GAAP net income; non-GAAP net income per diluted share; shares used in non-GAAP net income per diluted share calculations; non-GAAP R&D expenses; and non-GAAP SG&A expenses included in this release in conjunction with the

-MORE-

corresponding GAAP financial measures provide meaningful information for investors, analysts and management in assessing Microtune’s business trends and financial performance. From a financial planning and analysis perspective, Microtune management analyzes its results of operations with and without the impact of SFAS No. 123R stock-based compensation expenses and fees and expenses due to the legal proceedings related to the Company’s past stock option granting practices.

ABOUT MICROTUNE

Microtune, Inc. is a silicon and subsystems company that designs and markets radio frequency (RF) solutions for the worldwide consumer electronics and automotive electronics markets. Inventor of the MicroTuner™ single-chip broadband tuner, Microtune offers a portfolio of advanced tuner, amplifier, and upconverter products that enable the delivery of information and entertainment across new classes of appliances and applications. The Company currently holds 80 U.S. patents for its technology. Founded in 1996, Microtune is headquartered in Plano, Texas, with key design and sales centers located around the world. The website is www.microtune.com.

MICROTUNE FORWARD LOOKING STATEMENTS

All statements in this press release other than statements of historical fact are forward-looking statements that are subject to risks and uncertainties that could cause such statements to differ materially from actual future events or results. Such forward-looking statements are generally, but not necessarily, accompanied by words such as “plan,” “if,” “estimate,” “expect,” “believe,” “could,” “would,” “anticipate,” “may,” or other words that convey uncertainty of future events or outcomes. These forward-looking statements and other statements made elsewhere in this release are made in reliance, in part, on the Private Securities Litigation Reform Act of 1995. Factors which could cause actual results to differ from anticipated results include, the Company’s ability to introduce new products, achieve design wins, maintain customer and strategic partner relationships, forecast customer demand and manage inventory levels, control and budget expenses, protect proprietary technology and intellectual property, and successfully prosecute and defend any pending or future litigation. Any one of these factors may cause the Company’s actual financial results to differ materially from its projected financial results. The forward-looking statements in this release speak only as of the date they are made. We undertake no obligation to revise or update publicly any forward-looking statement for any reason. Readers are referred to our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, recent Current Reports on Form 8-K, and other Securities and Exchange Commission filings which discuss the foregoing factors as well as other important risk factors that could affect our business, results of operations and financial condition.

EDITOR’S NOTE

Microtune is a registered trademark and MicroTuner is a trademark of Microtune, Inc. Copyright © 2008 Microtune, Inc. All rights reserved.

Microtune, Inc.

CONSOLIDATED BALANCE SHEETS

(in thousands)

(unaudited)

Assets	September 30, 2008	December 31, 2007
Current assets:
Cash and cash equivalents	$82,213	$87,537
Accounts receivable, net	16,361	9,489
Inventories	10,047	10,979
Other current assets	3,824	2,313

Total current assets	112,445	110,318

Property and equipment, net	5,472	4,203
Other assets and deferred charges	2,351	2,788

Total assets	$120,268	$117,309

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$6,097	$4,460
Accrued compensation	2,446	4,634
Accrued expenses	2,297	2,703
Deferred revenue	157	166

Total current liabilities	10,997	11,963

Non-current liabilities	236	122
Commitments and contingencies

Stockholders’ equity	109,035	105,224

Total liabilities and stockholders’ equity	$120,268	$117,309

Microtune, Inc.

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2008	2007	2008	2007

Net revenue	$31,928	$23,813	$84,003	$68,377
Cost of revenue	16,477	11,823	42,832	33,755

Gross margin	15,451	11,990	41,171	34,622
Operating expenses:
Research and development	6,980	5,782	19,416	17,451
Selling, general and administrative	5,382	6,179	16,855	18,838

Total operating expenses	12,362	11,961	36,271	36,289

Income (loss) from operations	3,089	29	4,900	(1,667)
Other income (expense):
Interest income	465	1,054	1,374	3,282
Foreign currency gains (losses), net	(271)	127	(196)	219
Other, net	4	42	13	67

Income before income taxes	3,287	1,252	6,091	1,901
Income tax expense	112	50	538	111

Net income	$3,175	$1,202	$5,553	$1,790

Net income per common share:
Basic	$0.06	$0.02	$0.10	$0.03

Diluted	$0.06	$0.02	$0.10	$0.03

Weighted-average common shares outstanding:
Basic	53,372	53,753	53,822	53,613

Diluted	54,425	56,596	55,541	55,796

Microtune, Inc.

STATEMENTS OF CASH FLOWS

(in thousands)

(unaudited)

	Nine Months Ended September 30,
	2008	2007
Operating activities:
Net income	$5,553	$1,790

Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	1,452	1,100
Stock-based compensation	3,631	4,639
Loss (gain) on disposal of assets	13	(16)
Changes in operating assets and liabilities:
Accounts receivable, net	(7,038)	(4,753)
Inventories	932	(1,218)
Other assets	(1,074)	(2,925)
Accounts payable	1,593	975
Accrued expenses	(641)	371
Accrued compensation	(2,188)	997
Deferred revenue	(9)	54
Other liabilities	6	31

Net cash provided by operating activities	2,230	1,045
Investing activities:
Purchases of property and equipment	(2,347)	(847)
Proceeds from sale of available-for-sale investments	—	58,750
Purchase of available-for-sale investments	—	(14,000)

Net cash provided by (used in) investing activities	(2,347)	43,903
Financing activities:
Proceeds from issuance of common stock	981	1,341
Surrender of common stock by employees for payroll taxes	(277)	—
Repurchase and retirement of common stock, including direct expenses	(6,077)	—

Net cash provided by (used in) financing activities	(5,373)	1,341
Effect of foreign currency exchange rate changes on cash	166	(38)

Net increase (decrease) in cash and cash equivalents	(5,324)	46,251
Cash and cash equivalents at beginning of period	87,537	38,010

Cash and cash equivalents at end of period	$82,213	$84,261

Non-cash investing activities:
Investment in enterprise software and equipment	$(387)	$—

Microtune, Inc.

ADDITIONAL FINANCIAL INFORMATION

STATEMENTS OF OPERATIONS

(in thousands)

(unaudited)

	Three Months Ended
	September 30, 2008	June 30, 2008	March 31, 2008	December 31, 2007	September 30, 2007

Net revenue	$31,928	$26,612	$25,463	$22,764	$23,813
Silicon	76%	72%	76%	78%	77%
Modules	24%	28%	24%	22%	23%

Net revenue by market
Cable	56%	69%	71%	67%	65%
Automotive	24%	27%	24%	22%	22%
Digital Television (1)	20%	3%	5%	10%	12%
Other	0%	1%	0%	1%	1%

Net revenue by geography
Asia Pacific	43%	43%	46%	41%	46%
North America	30%	32%	32%	36%	32%
Europe	21%	24%	22%	23%	22%
Other	6%	1%	—	—	—

Ten percent customers (net revenue)(2)(6)
Cisco	28%	28%	27%	33%	28%
ATM Electronic Corporation (3)	18%	*	*	*	*
Panasonic	12%	13%	12%	*	*
Unihan(4) (5)	*	12%	18%	10%	23%
Samsung	*	10%	10%	*	*

Net revenue from top 10 customers (6)	86%	87%	86%	83%	83%

As a percent of net revenue
Gross margin	48.4%	50.7%	48.1%	51.9%	50.4%
Research and development	21.9%	24.1%	23.6%	27.4%	24.3%
Selling, general and administrative	16.9%	20.7%	23.4%	28.5%	25.9%

(1)	Net revenue from the coupon eligible converter box (CECB) market segment was $5.8 million for the third quarter of 2008.

(2)	Data included only in instances where customers were 10% or greater of net revenue.

(3)	The majority of revenue from ATM Electronic Corporation was related to the CECB market segment in the United States.

(4)	A wholly-owned subsidiary of Asustek Computer.

(5)	Primarily for the benefit of ARRIS Group, Inc.

(6)	Includes respective manufacturing subcontractors.

*	Less than 10% of our net revenue.

Microtune, Inc.

ADDITIONAL FINANCIAL INFORMATION

BALANCE SHEETS

(in thousands, except days sales outstanding, inventory turns and total employees)

(unaudited)

	September 30, 2008	June 30, 2008	March 31, 2008	December 31, 2007	September 30, 2007

Cash and cash equivalents	$82,213	$82,784	$84,507	$87,537	$84,261

Raw materials	$454	$409	$154	$85	$50
Work-in-process	3,165	3,893	5,118	3,544	4,090
Finished goods	6,428	6,552	5,911	7,350	6,066

Total inventory	$10,047	$10,854	$11,183	$10,979	$10,206

Inventory turns (annualized)	6.6	4.8	4.7	4.0	4.6

Accounts receivable, net	$16,361	$13,238	$12,428	$9,489	$11,400

Days sales outstanding (DSO)	46	45	44	38	43

Common shares outstanding	52,936	53,581	54,250	53,999	53,809

Weighted-average common shares outstanding for the quarter ended
Basic	53,372	54,271	54,138	53,927	53,753
Diluted	54,425	55,764	56,759	53,927	56,596

Total employees	213	217	205	206	206

Microtune, Inc.

ADDITIONAL FINANCIAL INFORMATION

STOCK-BASED COMPENSATION EXPENSE

UNDER SFAS NO. 123R

(in thousands)

(unaudited)

	Three Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,
	2008	2008	2008	2007	2007
Cost of revenue	$11	$10	$5	$8	$11

Research and development	515	531	358	585	654
Selling, general and administrative	715	795	691	864	968

Total stock-based compensation expense included in operating expenses	1,230	1,326	1,049	1,449	1,622

Total stock-based compensation expense	$1,241	$1,336	$1,054	$1,457	$1,633

ADDITIONAL FINANCIAL INFORMATION

CERTAIN EXPENSES RELATING TO

INVESTIGATION, RESTATEMENT AND LITIGATION

(in thousands)

(unaudited)

	Three Months Ended
	September 30, 2008 (1)	June 30, 2008 (2)	March 31, 2008 (3)	December 31, 2007	September 30, 2007
Cost of revenue	$—	$—	$(4)	$—	$—

Research and development	—	—	(258)	—	—
Selling, general and administrative expenses	180	54	(40)	769	690

Total investigation, restatement and litigation included in operating expenses	180	54	(298)	769	690

Total investigation, restatement and litigation expense (benefit)	$180	$54	$(302)	$769	$690

(1) Amounts in the third quarter of 2008 are net of $0.4 million in professional fees reimbursed by our directors’ and officers’ liability insurance. Amounts expected to be reimbursed under our directors’ and officers’ insurance policy have been excluded from this amount.

(2) Amounts in the second quarter of 2008 are net of $0.3 million in professional fees reimbursed by our directors’ and officers’ liability insurance. Amounts expected to be reimbursed under our directors’ and officers’ insurance policy have been excluded from this amount.

(3) Amounts in the first quarter of 2008 are net of $0.2 million in professional fees reimbursed by our directors’ and officers’ liability insurance and include a benefit of $0.4 million for taxes and interest accrued in excess of amounts paid the IRS upon completion of its examination of our payroll tax returns for 2003 through 2006. Periods prior to the three months ended March 31, 2008 did not include any reimbursements under our directors’ and officers’ liability insurance. Amounts expected to be reimbursed under our directors’ and officers’ insurance policy have been excluded from this amount.

Microtune, Inc.

ADDITIONAL FINANCIAL INFORMATION

RECONCILIATION OF NON-GAAP TO GAAP OPERATING EXPENSES

(in thousands)

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2008	2007	2008	2007
GAAP research and development	$6,980	$5,782	$19,416	$17,451
Stock-based compensation expense	515	654	1,404	1,863
Benefit relating to investigation, restatement and litigation	—	—	(258)	—

Non-GAAP research and development	$6,465	$5,128	$18,270	$15,588

GAAP selling, general and administration	$5,382	$6,179	$16,855	$18,838
Stock-based compensation expense	715	968	2,201	2,744
Expense relating to investigation, restatement and litigation	180	690	194	2,357

Non-GAAP selling, general and administration	$4,487	$4,521	$14,460	$13,737

ADDITIONAL FINANCIAL INFORMATION

RECONCILIATION OF NON-GAAP TO GAAP ESTIMATED OPERATING EXPENSES

(in thousands)

(unaudited)

Estimate for Year Ending December 31, 2008
Estimated GAAP research and development expense	$26.3 to $27.2 million
Estimated stock-based compensation expense	$1.7 to $2.1 million
Estimated Non-GAAP research and development expense	$24.6 to $25.1 million

Implied year-over-year growth rate	16% to 18%

Estimated GAAP selling, general and administration expense	$21.6 to $22.4 million
Estimated stock-based compensation expense	$2.7 to $3.1 million
Estimated expenses relating to investigation, restatement and litigation*	Insignificant
Estimated Non-GAAP selling, general and administration expense	$18.9 to $19.3 million

Implied year-over-year growth rate	2% to 4%

* Expected to be insignificant due to anticipated insurance reimbursement

Microtune, Inc.

ADDITIONAL FINANCIAL INFORMATION

RECONCILIATION OF NON-GAAP TO GAAP CONSOLIDATED NET INCOME

(in thousands, except per share data)

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2008	2007	2008	2007
GAAP net income	$3,175	$1,202	$5,553	$1,790
Stock-based compensation expense	1,241	1,633	3,631	4,639
Expense (benefit) relating to investigation, restatement and litigation	180	690	(68)	2,357

Non-GAAP net income	$4,596	$3,525	$9,116	$8,786

Basic net income per share:
GAAP	$0.06	$0.02	$0.10	$0.03

Non-GAAP	$0.09	$0.07	$0.17	$0.16

Diluted net income per share:
GAAP	$0.06	$0.02	$0.10	$0.03

Non-GAAP	$0.08	$0.06	$0.16	$0.15

Weighted-average common shares outstanding used in basic net income per share calculation:
GAAP	53,372	53,753	53,822	53,613
Non-GAAP	53,372	53,753	53,822	53,613

Weighted-average common shares outstanding used in diluted net income per share calculation:
GAAP	54,425	56,596	55,541	55,796
Non-GAAP	54,700	57,916	56,198	56,825

ADDITIONAL FINANCIAL INFORMATION

RECONCILIATION OF SHARES USED IN THE CALCULATION

OF NON-GAAP TO GAAP

CONSOLIDATED NET INCOME PER SHARE

(in thousands)

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2008	2007	2008	2007
Weighted-average common shares outstanding used in basic net income per share calculation – GAAP and Non-GAAP	53,372	53,753	53,822	53,613

Weighted-average common shares outstanding used in diluted net income per share calculation – GAAP	54,425	56,596	55,541	55,796
Incremental common equivalent shares	275	1,320	657	1,029

Weighted-average common shares outstanding used in diluted net income per share calculation – Non-GAAP	54,700	57,916	56,198	56,825